EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Cannabis Kinetics Corp’s Form 8-K of our report dated September 11, 2014 with respect to the audited financial statements of REM International, LLC for the year ended December 31, 2013.

/s/ MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

September 12, 2014